ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT (this “Assignment”) dated as of September 28, 2007, is made and entered into by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”), and NNN HEALTHCARE/OFFICE REIT E FLORIDA LTC, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A. Assignor is “Buyer” under that certain Purchase Agreement mutually executed as of August 6, 2007, by and between Assignor and Health Quest Realty XVII, an Indiana general partnership, Health Quest Realty XXII, an Indiana general partnership, and Health Quest Realty XXXV, an Indiana general partnership, as the same may be amended (the “Purchase Agreement”), wherein Assignor agreed to purchase certain real property commonly known as the Health Quest Group Properties, as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

A G R E E M E N T

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:	TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company
By: /s/ Richard Hutton Name: Richard Hutton Title: Executive Vice President
ASSIGNEE:	NNN HEALTHCARE/OFFICE REIT

E FLORIDA LTC, LLC,

a Delaware limited liability company

By: /s/ Shannon K S Johnson

Authorized Signatory